EXHIBIT 25.1
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington. D.C 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATTON
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                           41-1592157
(Jurisdiction of incorporation of                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification No.)

SIXTH STREET AND  MARQUETTE AVENUE
Minneapo1is, Minnesota
(Address of principal executive offices)                     55479
                                                             (Zip code)

                       Stan1ey S. Stroup, General Counsel
                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapo1is, Minnesota 55479
                                 (612) 667-1234
                               (Agent for Service)


                        Union Financial Services-1, Inc.
               (Exact name of obligor as specified in its charter)

NEVADA                                                      86-0817755
(State or other jurisdiction of                             (I.R.S Employer
incorporation or organization)                              Identification No.)

6991 EAST CAMELBACK ROAD, SUITE B290
SCOTTSDALE, AZ                                              85251
(Address of principal executive offices)                    (Zip code)

                                $1,000,000 Notes
                       (Title of the indenture securities)



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Item I. General Information.Furnish the fo11owing information as to the trustee:

                     (a) Name and address of each examining or supervising authority to which it is subject.

                            Comptroller of the Currency
                            Treasury Department
                            Washington, D.C.

                            Federal Deposit Insurance Corporation
                            Washington, D.C.

                            The Board of Governors of the Federal Reserve System Washington, D.C.

                     (b) Whether it is authorized to exercise corporate trust powers.

                            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the ob1igor is an affiliate of the trustee, describe each such affiliation.

                            None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.   Not applicable.

Item 16. List of Exhibits.  List below all exhibits filed  as  a  part  of  this
                            Statement of Eligibility. Norwest Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1.      a. A copy of the Articles of Association of the trustee
                            now in effect.*

         Exhibit 2.      a. A  copy   of   the   certificate of authority of the
                            trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of Minneapolis.*

                         b. A copy of the certificate of the Comptroller  of the
                            Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                        c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*


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                        d. A copy of the letter dated  May 12, 1983   from   the
                           Regional   Counsel   Comptroller   of  the  Currency,
                           acknowledging  receipt  of  notice   of  name  change
                           effective May 1,l983 from Northwestern National Bank of Minneapolis Norwest Bank Minneapolis, National Association.*

                        e. A copy of the  letter dated January  4, 1988 from the
                           Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

Exhibit 3.     A  copy  of  the  authorization   of  the  trustee   to  exercise
               corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

Exhibit 4.     Copy of By-laws of the trustee as now in effect.*

Exhibit 5.     Not applicable.

Exhibit 6.     The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.     A   copy    of   the latest  report of  condition  of the trustee
               published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.     Not applicable.

Exhibit 9.     Not applicable.


* Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.


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                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Norwest Bank Minnesota National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and the State Minnesota on the 29th day of May, 1997.




                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION

                                         /S/ Cynthia Woodward
                                         Corporate Trust Officer



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                                    EXHIBIT 6





May 29, 1997



Security and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                      Very truly yours,

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION

                                     /s/ Cynthia Woodward
                                    Corporate Trust Officer